UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 25, 2019

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 25, 2019, the board of directors (the “Board”) of GSI Technology, Inc. (the “Company”) approved an increase in the size of the Board from seven (7) to eight (8) members and appointed Elizabeth Cholawsky to serve as a director until the next annual meeting of stockholders and until her successor is duly elected and qualified.  Simultaneous with Dr. Cholawsky’s appointment to the Board, she was appointed to serve on the Audit and Compensation Committees of the Board.

Since April 2018, Dr. Cholawsky has served as the Chief Executive Officer and a member of the Board of Directors of HG Insights Inc., a technology intelligence big data company that provides sales and marketing insights for B2B companies in the Fortune 500.  From November 2016 to March 2018, Dr. Cholawsky was a partner at Cholawsky Gruenfeld Advisory, providing SaaS strategy consulting services to high growth companies.  Dr. Cholawsky served as President, CEO and Board member of Support.com, Inc. (NASDAQ: SPRT) from May 2014 to October 2016, where she formulated and led a transformation strategy, developing and bringing to market a new category of products.  Dr. Cholawsky has a Ph.D. in Political Science with a concentration in Econometrics from the University of Minnesota and a B.A. (cum laude and Phi Beta Kappa) from Franklin & Marshall College.

Dr. Cholawsky will receive a cash retainer and option grant award in accordance with the Company’s non-employee director compensation policy, as adopted by the Board from time to time (the “Policy”).  The current Policy is described in the Company’s definitive proxy statement for the annual meeting of stockholders held on August 29, 2019, which was filed with the Securities and Exchange Commission on July 19, 2019.  Additionally, Dr. Cholawsky will enter into the Company’s standard form of director indemnification agreement.

There are no persons with whom Dr. Cholawsky has an arrangement or understanding pursuant to which Dr. Cholawsky was appointed as a member of the Board.  There are no current or proposed transactions between the Company and Dr. Cholawsky or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company issued a press release on September 26, 2019 announcing Dr. Cholawsky’s appointment to the Board.  A copy of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	GSI Technology, Inc. Press Release dated September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2019

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer